Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to incorporation by reference in the Registration Statement No. 333-228524 on Form S-8 of Capital Bancorp, Inc. of our report dated April 1, 2019, relating to the consolidated financial statements of Capital Bancorp, Inc., which appear in this Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Elliott Davis, PLLC

Raleigh, North Carolina
April 1, 2019